Exhibit 10.4
FIRST AMENDMENT TO
AASTROM BIOSCIENCES, INC.
2009 OMNIBUS INCENTIVE PLAN
     WHEREAS, Aastrom Biosciences, Inc. (the “Company”) desires to amend the Aastrom Biosciences, Inc. 2009 Omnibus Incentive Plan (as amended and in effect, the “Plan”) to increase the aggregate number of shares authorized for issuance under the Plan by 3,900,000 shares of common stock, no par value (the “Common Stock”), of the Company (the “Plan Amendment”); and
     WHEREAS, on January 18, 2011, subject to shareholder approval, the Board of Directors of the Company approved the Plan Amendment.
     NOW THEREFORE, in accordance with Section 12.1 of the Plan, the Plan is hereby amended as follows:
     1. Section 3.1(a) of the Plan is hereby amended and restated in its entirety to read as follows:
     “Subject to adjustment as provided in Section 12.2, effective as of March 21, 2011 the Shares authorized for grant under the Plan shall be increased from 3,250,000 Shares to 7,150,000 Shares, as increased if applicable under this Section, less one (1) share of Stock for every one (1) share of Stock that was subject to an option or stock appreciation right granted after June 30, 2009 under the Prior Plans and 1.25 Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after June 30, 2009 under the Prior Plans. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.25 Shares for every one (1) Share granted. After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under any Prior Plan.”
     2. The last sentence of Section 5.7 of the Plan is hereby amended and restated in its entirety to read as follows:
     “Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 7,150,000 Shares, subject to adjustment as provided in Section 12.2.”
     3. The first clause of Section 11.3 of the Plan is hereby amended and restated in its entirety to read as follows:
     “11.3. Change in Control. For purposes of the Plan, Change in Control means the occurrence of any one of the following events:”
     4. The Plan Amendment shall be effective upon approval of the shareholders of the Company at the March 21, 2011 Special Meeting of Shareholders. If the Plan Amendment is not so approved at such meeting, then the amendment to the Plan set forth herein shall be void ab initio.
     5. Except herein above provided, the Plan is hereby ratified, confirmed and approved in all respects.